AMENDED AND RESTATED BY-LAWS

                                       OF

                           ALIANT COMMUNICATIONS INC.


                                    ARTICLE I

                                  SHAREHOLDERS


        Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth (4th) Wednesday of April, except that the Board of Directors may set an earlier date or later date for the annual meeting or postpone the annual meeting at any time prior to the originally scheduled or postponed annual meeting date, subject to applicable law, with any such earlier, later or postponed date disclosed promptly by means of a public announcement. For purposes of this Section 1 of Article I, "public announcement" shall mean the date on which disclosure of the date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The annual meeting shall be held at such time as shall be determined by the Board of Directors and stated in the notice thereof, for the purpose of electing successors to the class of directors whose term expires at that annual meeting and any additional director of any class nominated to fill a vacancy resulting from an increase in such class determined by the Board of Directors and for the transaction of such other business as may come before the meeting. Annual meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors and stated in the notice thereof.

        Section 2. Special Meetings.

        (a) A special meeting of the shareholders (a "Special Meeting") may be called only by the President and CEO or the Board of Directors or shall be called by the President and CEO upon the demand, in accordance with this Section 2, of the holders of record of shares representing not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

        (b) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have share-holders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, then the Demand Record Date shall be the tenth (10th) day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in Section 8(c) of this Article I.

        (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to subsection
   (b) of this Section 2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class or series and number of shares of the Corporation that are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy (70) days after the Demand Record Date.

        (d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by subsection (c) of this Section 2, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this subsection (d), the following terms shall have the meanings set forth below:

        (i) "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.

        (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

        (iii) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under
   Section 14(d)(2) of the Exchange Act.

        (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

        (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

        (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following
   Persons:

        (a) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to subsection (c) of this
   Section 2 is ten (10) or fewer, then each shareholder signing any such demand;

        (b) if the number of shareholders signing the demand or demands for a meeting delivered to the Corporation pursuant to subsection (c) of this
   Section 2 is more than ten, then each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in subsection (c) of this Section 2, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

        (c) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in subsection (c) of this Section 2 and/or the written agreement described in this subsection (d) in order to prevent the purposes of this Section 2 from being evaded.

        (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the President and CEO or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Board of Directors or the President and CEO upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy (70) days after the Meeting Record Date; and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held on the one hundredth (100th) day after the Delivery Date or, if such one hundredth (100th) day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the President and CEO or the Board of Directors may consider such factors as the President and CEO or the Board of Directors deem relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business. Any Special Meeting may be adjourned by the chairman of the meeting from time to time and place to place without notice other than announcement at the meeting. At any adjourned Special Meeting the Corporation may transact any business which might have been transacted at the Special Meeting as originally called.
   In accordance with the provisions of applicable law, the Board of Directors acting by resolution may postpone and reschedule any previously scheduled Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the one hundredth (100th) day following the Delivery Date.

        (f) The Corporation may engage nationally or regionally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five (5) Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least ten percent (10%) of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this subsection shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

        (g) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Nebraska are obligated by law or executive order to close.

        Section 3. Notice of Meeting. Written or printed notice stating the place, date and time of an annual meeting or Special Meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President and CEO, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than thirty (30) days after the Delivery
   Date.   If mailed, such notice shall be deemed delivered when deposited in the United States mails addressed to the shareholder at the address appearing on the stock transfer books of the Corporation, postage prepaid. Notwithstanding the foregoing provisions of this Section, a shareholder or shareholders calling a special meeting shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. A shareholder's attendance at a meeting of shareholders waives objection to a lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

        A notice of an Annual Meeting shall include a description of the purpose or purposes for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement or purpose of the demands received by the Corporation in accordance with Section 2 of Article I of these By-Laws and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Section 8(c) of Article I of these By-Laws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, then the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, then the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

        Section 4. Record Date. So that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, the Board of Directors may fix a record date which record date shall not precede the date of any annual or Special Meeting of shareholders by more than seventy (70) days (the "Meeting Record Date"), and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. In the case of any Demand Special Meeting (as defined in Section 2 of Article I of these By-Laws), (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date (as defined in Section 2 of Article I of these By-Laws) and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty (30) days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. Except as provided by the Nebraska Business Corporation Act, as amended (the "Act") for a court-ordered adjournment, a determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new Meeting Record Date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. Subject to the procedures set forth in Section 2(b) of Article I of these By-Laws relating to the fixing of a Demand Record Date (as defined therein), the Board of Directors may also fix a future date as the record date to determine the shareholders entitled to take any other action.
   Such record date may not be more than seventy (70) days before the action requiring a determination of shareholders. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

        Section 5. Voting Lists. After fixing a record date for a shareholders' meeting, the Secretary of the Corporation shall prepare a complete list of the shareholders entitled to notice of such meeting, arranged in alphabetical order with the address of and the number of shares held by each. The list shall be available for inspection by any shareholder during usual business hours at the principal office of the Corporation beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list, or a duplicate thereof, shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting or any adjournment thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

        Section 6. Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that adjourned meeting. The holders (or their representatives) of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum exists, shareholder action on a matter, other than the election of directors, shall be approved if the shareholder votes cast favoring such action exceed the votes cast opposing the action, unless the Articles of Incorporation of the Corporation or the Nebraska Business Corporation Act (the "Act") requires a greater number of affirmative votes.

        Section 7. Proxies. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by a shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        Section 8. Meeting Procedure.

        (a) Conduct of Meetings. The Chairman of the Board or the President and CEO, or in their absence such other officer as may be designated by the Board of Directors, shall be the chairman at shareholders' meetings. The Secretary of the Corporation shall be the secretary at shareholders' meetings, but in the Secretary's absence the chairman of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

        (b) Annual Meetings. At an annual meeting, only such business shall be conducted, and only nominations for the election of directors shall be made, as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before an annual meeting, business or nominations must (i) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly be brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise (A) properly be requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally and (B) constitute a proper subject to be brought before such meeting. For nominations or other business to be properly requested to be brought before an annual meeting by a shareholder of record, any shareholder who intends to bring any matter before an annual meeting and is entitled to vote on such matter must deliver written notice of such shareholder's intent to bring the matter before the annual meeting, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not less than seventy-five (75) nor more than one hundred (100) days prior to (x) the fourth (4th) Wednesday of April in the applicable year, in the case of the Annual Meeting scheduled to be held on the fourth (4th) Wednesday of April in the applicable year or (y) the first anniversary of the immediately preceding annual meeting in the case of any other annual meeting; provided, however, that in the event that the date for which the annual meeting is called is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the date specified in clause (x) or (y), as the case may be, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundredth (100th) day prior to the date of such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder notice as described above.

        A shareholder's notice to the Secretary required by this Section 8(b) of Article I of these By-Laws shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) in the case of any proposed nomination for election or re-election as a director, (A) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (B) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (C) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (D) the written consent of each nominee to serve as a director of the Corporation if so elected; (ii) in the case of any other business that such shareholder proposes to bring before the annual meeting, (A) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and (B) any material interest of the shareholder in such business; (iii) the name and address of the shareholder intending to propose such business; (iv) the number of shares of stock of the Corporation beneficially held, either personally or in concert with others, by the shareholder, and (v) a representation that the shareholder is a holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination or present such proposal. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 8(b) of Article I of these By-Laws. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made or business was not properly brought before the meeting in accordance with the provisions hereof and, if the chairman should so determine, the chairman shall so declare to the annual meeting that any such nomination shall be disregarded and/or any such business not properly brought before the annual meeting shall not be transacted.

        Notwithstanding anything in the fourth sentence of this Section 8(b) of Article I to these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty-five (85) days prior to the date specified in clause (x) or (y), as the case may be, of such sentence, a shareholder's notice required by this Section 8(b) of Article I of these By-Laws with respect to any nomination of a person for election to the Board of Directors shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

        (c) Special Meeting. At a Special Meeting, only such business shall be conducted, and only nominations for the election of directors shall be made, as shall have been described in the notice of meeting sent to shareholders pursuant to Section 3 of Article I of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or
   (ii) by any shareholder of the Corporation who (A) is a shareholder of record, (B) is entitled to vote in the election of directors at the meeting and (C) complies with the notice procedures set forth in this
   Section 8(c) of Article I of these By-Laws. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting must deliver written notice of such shareholder's proposed nomination, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not more than ninety (90) days prior to such Special Meeting and not later than the close of business on the later of
   (x) the sixtieth (60th) day prior to such Special Meeting or (y) the tenth
   (10th) day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        A shareholder's notice to the Secretary required by this Section 8(c) of Article I of these By-Laws shall set forth (i) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iii) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (iv) the written consent of each nominee to serve as a director of the Corporation if so elected; (v) the name and address of the shareholder intending to propose such business;
   (vi) the number of shares of stock of the Corporation beneficially held, either personally or in concert with others, by the shareholder; and (vii) a representation that the shareholder is a holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No business shall be conducted at a Special Meeting except in accordance with the procedures set forth in this Section 8(c) of
   Article I of these By-Laws. The chairman of the Special Meeting shall, if the facts warrant, determine and declare to the Special Meeting that a nomination was not made or business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the Special Meeting that any such nomination shall be disregarded and/or any such business not properly brought before the Special Meeting shall not be transacted.

        Section 9. Voting of Shares. Subject to the provisions of Section 10 of this Article I, each shareholder entitled to vote shall be entitled to one vote for each share of stock held by him or her upon each matter submitted to vote at a meeting of shareholders.

        Section 10. Cumulative Voting. In all elections for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his or her shares shall equal, or to distribute them upon the same principle among as many candidates as he or she shall think fit.

                                   ARTICLE II

                                    DIRECTORS

        Section 1. Number, Nomination and Qualification. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than twelve (12) nor more than eighteen (18) directors. The number of directors to serve during any year shall be fixed by resolution of the Board of Directors at its last regular meeting during the previous calendar year, but may also be fixed by resolution of the Board of Directors or the Executive Committee at a regular or special meeting of the Board of Directors or Executive Committee held prior to the annual meeting of shareholders in the year of such annual meeting. In the event of failure of the Board of Directors or Executive Committee to fix the number of directors at such meetings, the number shall be the same as last fixed by the Board of Directors. Nominations of directors to be elected may only be made by the Board of Directors, by a committee of the Board of Directors designated by the Board to make such nominations, or by any shareholder of record entitled to vote generally in elections of directors where the shareholder complies with the requirements of this Section. Any shareholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of shareholders only if such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, not less than ninety (90) days in advance of such meeting; provided that if the annual meeting of shareholders is held earlier than the fourth (4th) Wednesday of April specified in Article I, Section 1 hereof, such notice must be given within ten (10) days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors (including a meeting to remove directors and fill the vacancies thereby created or to fill vacancies caused by an increase in the number of directors), not later than the date on which the shareholder delivers his or her written notice to the Secretary of the Corporation calling such special shareholders' meeting.

        Each such notice of director nominations given to the Secretary of the Corporation shall set forth the following; (i) the class and number of shares of the Corporation which are beneficially owned by the shareholder;
   (ii) the name and address, as they appear on the Corporation's records, of the shareholder who intends to make the nomination, or the documents necessary to constitute the shareholder a holder of record of the stock beneficially owned, and the name and residence address of the person or persons to be nominated; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, pursuant for election of directors, or would be otherwise required, pursuant to Schedule 14B under the Securities Exchange Act of 1934, as amended, including, but not limited to, any information that would be required to be included in the proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (vi) the written consent of each nominee to his or her nomination and willingness to serve as director of the Corporation if elected.

        No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. In the event the officer presiding at the shareholders' meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. Any action at an annual or special meeting of shareholders to eliminate or modify the procedures set forth in this Section shall not operate to eliminate or modify such procedures with respect to any proposed nomination at such annual or special meeting.

        Section 2. Classes. The directors shall be divided into three (3) classes. Each class shall consist, as nearly as possible, of one-third (1/3) of the total number of directors constituting the whole Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term. A director shall hold office until the annual meeting in the year in which the director's term expires and until the director's successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office. The termination of employment other than by retirement of any director who is an employee of the Corporation shall be cause for disqualification from further board membership unless waived by the Board of Directors.

        Section 3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal from office, or otherwise, a majority of the remaining directors (or the sole remaining director), though less than a quorum, may appoint a successor, who shall hold office for the unexpired term of the director he or she succeeds. If there shall be no directors in office, the shareholders shall be entitled to fill the vacancies of the Board of Directors.

        Section 4. Quorum. The presence of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present when such vote is taken shall be the act of the Board of Directors. If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        Section 5. Annual Organizational Meeting. The annual organizational meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following adjournment of the annual meeting of shareholders and shall be held at the same place as the annual meeting of shareholders unless some other place is agreed upon by vote of a majority of the then elected Board of Directors.

        Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nebraska as shall from time to time be determined by the Board.

        Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President and CEO on three (3) days' notice to each director by mail or forty-eight (48) hours' notice by personal delivery of written notice or by facsimile transmission; special meetings shall be called by the President and CEO or Secretary in like manner and on like notice on the written request of two (2) directors. In all cases, notice shall be addressed or otherwise delivered to the director at the director's last known address.

        Section 8. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

        Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding it or transacting business at the meeting, or (b) his or her dissent or abstention shall be entered in the minutes of the meeting, or (c) he or she shall deliver written notice of such dissent to or abstention from such action with the person acting as the Secretary of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not be available to a director who voted in favor of such action.

        Section 10. Compensation. Directors shall receive such compensation for their services as may be determined by resolution of the Board of Directors from time to time and, in addition, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings as determined by the Board of Directors.

        Section 11. Telephonic Meetings. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three (3) or more directors and shall have such functions and responsibilities as the Board shall prescribe in said resolution of appointment subject to limitations provided by the Act.
   Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board. The Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors as required.

        Section 13. Executive Committee. There shall be an Executive Committee appointed annually by the Board of Directors at its annual meeting consisting of not less than three (3) nor more than seven (7) of the directors as fixed by the Board of Director's resolution of appointment and shall include the President and CEO. Subject to limitations provided by the Act, the Executive Committee shall have and may exercise all powers of the Board of Directors when the Board is not in session. Meetings of the Executive Committee may be called by the President and CEO or a member of the Executive Committee upon at least two
   (2) days' prior oral notice or written notice delivered personally or by facsimile transmission. At all meetings of the Executive Committee, a majority of the number of directors as appointed to the Executive Committee by the Board of Directors shall constitute a quorum for the transaction of business.

                                   ARTICLE III

                                    OFFICERS

        Section 1. Number and Qualification. The officers of the Corporation shall be the President and CEO, one or more Vice Presidents (as the Board of Directors shall determine), a Secretary, a Treasurer and a Controller. The Board of Directors may also elect a Chairman of the Board, one or more Presidents of Operating Divisions, a Chief Financial Officer and such other officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

        Section 2. Election and Tenure. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the President and CEO, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and may also elect a Chairman of the Board of Directors and such other officers that it shall determine and as are provided in
   Section 1 of this Article III, none of whom is required to be a member of the Board of Directors except for the President and CEO and the Chairman of the Board, and all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these By-Laws and as shall be determined from time to time by the Board of Directors. The officers of the Corporation shall hold office until their successors are elected and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed and his or her employment terminated at any time by the affirmative vote of a majority of the whole Board of Directors, or any officer may be removed and his or her employment terminated at any time by the President and CEO. If the office of any officer required to be filled pursuant to Section 1 of this Article III becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        Section 3. Duties and Authority of Officers.

        (a) President and CEO. The President and CEO shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President and CEO shall be a member of the Executive Committee and shall be an ex officio member of all other committees of the Board of Directors. The President and CEO may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and CEO and such other duties as may be prescribed by the Board of Directors from time to time.

        (b) Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meetings of the Board of Directors and shareholders and shall have such other duties and responsibilities as from time to time may be assigned by the President and CEO or by the Board of Directors.

        (c) Division Presidents. Each Division President, when elected, shall be the chief operating officer of that division of the operations and business of the Corporation and in such office shall have such duties and authority as would normally inhere to such office and such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

        (d) Executive Vice President. An Executive Vice President, when elected, shall in the absence or disability of the President and CEO perform the duties and exercise the powers of the President and CEO and shall perform such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

        (e) Chief Financial Officer. The Chief Financial Officer, when elected, shall be the chief financial officer of the Corporation, and subject to the direction of the President and CEO, shall in general supervise and control the financial affairs of the Corporation. Absent the election of another individual as the Controller, the Chief Financial Officer shall also be elected as the Controller of the Corporation and shall perform the duties of the Controller as described below. In the absence or disability of either the Secretary or the Treasurer, the Chief Financial Officer shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be, as described below.

        (f) Vice Presidents. The Vice Presidents, in the order of their length of service, in the absence of the President and CEO or any previously-elected and serving Executive Vice President, or in the event of his or her death, inability or refusal to act, shall perform the duties of the President and CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and CEO, and shall perform such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

        (g) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, shall authenticate the corporate records of the Corporation, keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, sign with the President and CEO, the Chairman of the Board, or a Vice President certificates for shares of the Corporation the issuance of which shall be authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the Corporation, and in general perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors or the President and CEO.

        (h) Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and CEO and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

        (i) Controller. The Controller shall be the chief accounting officer of the Corporation and shall have full responsibility and control of the accounting functions performed in the Corporation's offices, branches and subsidiaries. As such, the Controller shall, subject to the approval of the Board of Directors, establish accounting policies, standardize and coordinate accounting practices, supervise all accounting records and preparation of all financial statements and tax returns. The Controller shall also direct the internal auditing of the Corporation and advise the Audit Committee of the Board of Directors and the President and CEO as to occurrences and procedures which may require attention. The Controller shall have such other powers and duties as, from time to time, may be assigned by the President and CEO or the Board of Directors .

        Section 5. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors. No such payment shall preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                               STOCK CERTIFICATES

        Section 1. Form. Certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation or the transfer agent and registrar of the Corporation as and when issued. Certificates shall exhibit the holder's name and number of shares held and shall be signed by the President and CEO, the Chairman of the Board, the Executive Vice President, the Chief Financial Officer, or a Vice President, and by the Secretary or the Treasurer. The signatures of any of the aforesaid officers of the Corporation may be facsimiles engraved, lithographed, stamped or printed. The certificates shall be countersigned by the transfer agent and registrar of the Corporation. If any officer who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate when countersigned by the transfer agent and registrar of the Corporation, shall nevertheless be as effective in all respects as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be an officer of the Corporation. The procedures set forth in this Section shall apply to all certificates of stock issued on or after May 1, 1993.

        Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 3. Loss or Destruction. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors or the transfer agent of the Corporation of such loss or destruction. The Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                    ARTICLE V

                                    DIVIDENDS

        Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. For the purpose of determining shareholders entitled to receive payment of any dividend, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the dividend payment date. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the day before the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination. Dividends may be paid in cash, in property or in shares of capital stock. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        To the fullest extent permitted by law, the Corporation shall indemnify any individual who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Corporation) by reason of the fact that he or she was a director or officer of the Corporation or was serving at the request (whether formal or informal) of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against liability and/or expense incurred by such individual in connection therewith to the fullest extent mandated or permitted under the Act or other applicable law.

        The indemnity provided for by this Article VI shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article VI be deemed to prohibit the Corporation from extending its indemnification to cover other persons or activities, to the extent permitted by the Act, any other provision of applicable law or pursuant to any provision in the By-Laws.

                                   ARTICLE VII

                                   AMENDMENTS

        These By-Laws may be altered, amended or repealed at any regular meeting of the shareholders, or at a special meeting of the shareholders, at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors present at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors, if a quorum is present when the vote is taken, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of directors shall be made within sixty
   (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his or her last known address at least twenty (20) days before the election is held.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

        Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Articles of Incorporation, these By-Laws or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE IX

                                   FISCAL YEAR

        The fiscal year of the Corporation shall end as of the 31st day of December in each year.